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                                                                  EXHIBIT 10.23
                                                                    10-K Filing

                           Scanning Services Agreement
                                     between
                                  Restrac, Inc.
                                       and
                             ScanCenters of America



     This AGREEMENT. made as of June 7, 1996, between Restrac, Inc., with a principal place of business at One Dedham Place, Dedham, MA 02026 ("Restrac") and ScanCenters of America, L.P. with a principal place of business at 5 Strathmore Road, Natick, Massachusetts 01760 ("SCA"). sets forth the terms and conditions under which SCA will provide resume scanning services to Restrac.

1. SCANNING SERVICES. During the term of this Agreement, SCA will make available to Restrac the resume scanning services described in Exhibit A to this Agreement (the "Scanning Services"), in accordance with the terms and conditions contained in this Agreement. Resumes will be shipped in batches ("Resume Batches") directly from the Restrac end user ("End User") to SCA and SCA will perform the Scanning- Services on each page of resume text and such other PAGES of text as are specified by the End User ("Resume Page"),and return the resulting resume text and image files on a zip floppy disk (or such substitute or replacement media as Restrac and SCA shall mutually agree) ("Zip Files") to Restrac within minimum response times set forth in Section 3 below, ("Response Times").

2. SCANNING SERVICE CAPACITY. On the first business day of each calendar month, Restrac will report to SCA the estimated capacity, in numbers of Resume pages ("Restrac Capacity") that Restrac can process through its client services organization each day. At all times during the term of this Agreement, SCA agrees to maintain the infrastructure necessary to provide Scanning Services for at least a number of Resume Pages equal to 150% of the reported Restrac Capacity per day (the "Minimum SCA Capacity"). For purposes of this Agreement, the "Daily Average" shall mean the Three Month Rolling Average (as defined in Section 6.2 of this Agreement) divided by twenty-two. Notwithstanding the foregoing, SCA shall not be required to maintain a Minimum SCA Capacity in excess of 150% of the Daily Average (the "Minimum Daily Capacity") unless Restrac provides evidence of anticipated Resume Scanning orders which justify the need for such an increase in the reasonable opinion of SCA.

3. RESPONSE TIMES. Unless otherwise specified by Restrac, SCA shall perform all Scanning Services on a first in first out basis. For all Resume Batches delivered to SCA by 10:30 a.m. Eastern Time on normal business days, SCA shall perform the Scanning Services for a number of Resume Pages at least equal to the Minimum Daily Capacity and return the Zip Files for any completed Resume Batches to Restrac, by 10:30 a.m. Eastern Time on the next business day. Restrac will make best efforts to provide SCA with advance notice of all Scanning Service orders, and to schedule the delivery of such Resume Batches in a manner which divides SCA's workload over SCA's normal days of operation. Following receipt of the Zip Files, Restrac will perform data population services and deliver the resume text and image files and data records to each End User. Unless otherwise notified by Restrac, SCA will ship (via UPS red or comparable delivery service) the End User's Resume Batch back to the End User within ten business days after the date SCA forwards the associated Zip Files to Restrac.

4. WARRANTY OF QUALITY. SCA warrants that the Scanning Services will be performed in a workmanlike manner, and that the resulting Zip Files will contain resume text files with average character recognition accuracy rates of 99% or higher. SCA further warrants that Scanning Services will be performed, and Resume Batches will be returned, within the minimum Response Times set forth above. Restrac's sole remedy for the breach of this Warranty of Quality

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with respect to any Resume Batch shall be a refund of all fees paid or payable for such Resume Batch and/or the termination of this Agreement in accordance with the provisions of Section 10 of this Agreement.

5. PRICING AND PAYMENT. SCA will send Restrac an invoice for each Resume Batch with shipment of the Zip Files. The initial fees for the Scanning Service shall be $X.XXX for each Resume Page for which SCA performs the Scanning Service (the "Fee"). and the invoice shall include the cost of shipping the Resume Batch back to the End User. and the cost of the zip disk or replacement or substitute media that SCA provides Restrac in connection with the delivery of the Zip Files to Restrac. SCA will also make available the optional services, described in Exhibit B. for the fees set forth therein. Unless Restrac provides SCA, with a valid resale certificate or other evidence of exemption. SCA's invoices will include any sales or use tax related to this transaction. SCA shall be responsible for the shipping and handling charges associated WITH the delivery of the Zip Files to Restrac, and each party will be responsible for payment of any other shipping or handling charges incurred by it in connection with the performance of this Agreement. Restrac will pay all undisputed invoices within thirty (30) days of receipt.

6. Adjustments of Pricing and Payments.
   ------------------------------------

          6.1 Notwithstanding anything to the contrary contained in Section 5 above, in the event that Restrac is unable to collect on an End User invoice which relates to a Scanning Service, and Restrac reasonably determines that the uncollectability of the invoice is due to a breach of SCA's warrantv of quality set forth in Section 2 above, Restrac shall be entitled to either withhold payment to SCA for such Scanning Service or, if payment has already been made, deduct the Fee for such Scanning Service from a future invoice, until such time as Restrac and SCA are able to resolve the End User problem and collect payment from the End User.

          6.2 Restrac acknowledges that the Fee set forth in Section 3 above is based upon SCA's expectation that the volume of Resume Pages per month (the "Volume"), will approximate 100,000 pages per month, on average, within twelve months following execution of this Agreement. Accordingly, SCA and Restrac will monitor the Volume and will, on the first business day of each calendar month. calculate the average Volume for the preceding three month period (the "Three Month rolling Average"). In the event that the Three Month Rolling Average as of January 1, 1997 is less than 40.000 Resume Pages, SCA will have the option to increase the Fee for Scanning Services to $0.XX per Resume Page effective January 1, 1997, provided that, in the event that the Three Month Rolling Average calculated on the first business day of April, 1997 meets or exceeds 100,000 Resume Pages per month, the Fee shall revert to $0.XX per Resume Page effective April 1, 1997. SCA will also have the option to increase the Fee to $0.XX per Resume Page effective July 1, 1997, in the event that the Three Month Rolling Average on that date is less than 100,000 Resume Pages per month; provided, that, in the event of such an increase. the Fee shall automatically revert to $0.XX per Resume Pace effective on the first business day of any month where the Three Month Rolling Average meets or exceeds 100,000 pages per month.

          6.3 If at any time after November 30, 1996 the Three Month Rolling Average falls below 10,000 Resume Pages, each party shall have the option to terminate this Agreement effective upon 120 days prior written notice.


7. LICENSE GRANT. Subject to the restrictions contained in this Agreement, Restrac hereby grants to SCA a nonexclusive, nontransferable license to use the Restrac text and image formatting and conversion software ("Restrac Formatting Software") provided to SCA during the term of this Agreement, solely for the purposes of providing Scanning Services to Restrac. SCA agrees not to cause or permit the reverse engineering, disassembly or decompilation of the Restrac Software. SCA agrees not to remove any product identification, copyright notices. or other notices of proprietary rights from the Restrac Software, to reproduce such notices on all permitted copies, and to take such measures to keep confidential and safeguard the Restrac Software as it takes with regard to its own similar proprietary and confidential material. RESTRAC DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED
WARRANTIES OF MERCHANTABILITY AND               SS FOR A PARTICULAR PURPOSE,
WITH RESPECT TO THE RESTRAC SOFTWARE PROVIDED TO SCA UNDER THIS AGREEMENT.

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8. Confidentiality
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          8.1 SCA and Restrac each acknowledge that, in connection with this
Agreement, each party will be exposed to confidential information of the other party, including. but not limited to price lists, business plans. financial reports, products. trade secrets, computer programs and related materials and other data, concepts or information which are not public and which are proprietary ("Confidential Information"). For purposes of this Agreement, "Confidential Information" shall also include information provided to SCA by End Users, including, but not limited to, the candidate information contained in End User Resume Batches. Accordingly, both parties agree to maintain such Confidential Information in strict confidence and not to use it for its benefit (except as authorized in writing by the disclosing party and to take reasonable precautions to prevent unauthorized use or disclosure of Confidential Information, including without limitation, restricting the disclosure of Confidential Information to employees having a need to know and obtaining from such persons a commitment of nondisclosure of such information. All Confidential Information of End Users in the possession of SCA shall be either returned to the End User and all copies, compilations and derivations destroyed. upon completion of the associated Scanning Services for such End User. Any and all other materials containing Confidential Information and all copies thereof will be returned to the disclosing party or destroyed immediately upon termination of this Agreement.

          8.2 Notwithstanding the provisions of the above paragraph, the parties will not be restricted in the use or disclosure of information:

                    (a) which the receiving party rightfully possessed before it received such information from the disclosing party,

                    (b) which is or becomes publicly available through no fault of the receiving party, or

                    (c) which is furnished to the receiving party by a third party without restrictions on use or disclosure.

          8.3 SCA will hold Restrac free and harmless from any loss, cost, liability or damage, including attorney' fees, that Restrac becomes liable for arising out of or as a result of SCA's breach of the provisions of this
Section 8 relating to the confidentiality of End User Resume Batches.

          8.4 The provisions of this Section 8 shall survive termination of this Agreement.


9. Cooperative Relationship.
   ------------------------

          9.1 Promptly upon execution of this Agreement, SCA and Restrac will work together to develop a ramp up plan, service scheduling procedure, a roll out plan and a marketing and promotion plan for the delivery of the Scanning Services. During the term of this Agreement, each party will cooperate fully in good faith in order to achieve the purpose of this Agreement, and will provide the other with a reasonable level of technical assistance and education on a continuing basis in order to ensure the successful delivery of the Scanning Services.


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9.2 During the term of this Agreement, SCA will not make available Scanning-
Services or any similar services involving the scanning, of resumes for use with the Restrac Software, directly to any End User, and any inquiries received by SCA from an End User will be referred directly to Restrac.

          9.3 SCA and Restrac will each designate one central account contact ("Account Manager") who will be responsible for monitoring the success of the relationship, and identifying any issues or problems that arise. If a problem should arise, the parties shall work together to solve the problem in an equitable manner mutually acceptable to the parties. Restrac make reasonable efforts to provide SCA with End User feedback and notice of any End User complaints on an ongoing, basis. The parties will also each designate a technical contact, who will be responsible for troubleshooting problems and providing technical information and assistance to the other party. The initial Account Managers and technical contacts will be:

                           SCA                              Restrac
Account Manager:           Stephen L. Watson                Lynne Ramsay

Technical Contact:         Douglas E. Thompson              Randy Froc


9.4 In the event of any dispute or disagreement between the parties with respect to the interpretation of any provision of this Agreement, or with respect to the performance of either party hereunder, the parties will designate representatives for the purpose of resolving the dispute. The representatives shall immediately discuss the issue. ascertain the facts and work TOGETHER to arrive at an equitable and mutually acceptable solution. In the event that the representatives are unable to resolve a dispute, the parties agree to consider alternative dispute resolution techniques such as arbitration or mediation prior to SEEKING whatever remedy is available in law or in equity.


10. Term/Termination. The initial term of this Agreement shall be for a period of one year. Thereafter, this Agreement shall be automatically extended for successive one year periods, unless either party gives the other notice of its intent not to renew at least ninety days prior to the expiration of the initial term or any renewal thereof. Except as specifically provided in Section 8.2 above, SCA may only increase the Fee by providing Restrac with written notice at least ninety (90) days prior to the expiration of the initial term or any renewal thereof. and in no event shall the Fee be increased more than 10% in any given year. The Agreement may be terminated by either party in the event of a material breach by the other that has not been cured within thirty (30) days after written notice thereof. Upon termination, SCA agrees either to return to Restrac all copies of the Restrac Software in SCA's possession or control, or destroy and certify to Restrac the destruction of all such copies.

11. General.
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          11.1 All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered the attention of a party's President, at such party's address set forth on the first page of this Agreement or such other address as shall have been provided by notice hereunder.

          11.2 Neither party will use the name of the other in any publicity, marketing or promotion, without the prior consent of the other, which consent may be revoked or subsequently withheld at any time.

          11.3 The parties are independent contractors, and neither is authorized to represent or bind the other except as expressly set forth in this Agreement.

          11.4 SCA may utilize affiliated entities to perform Scanning Services provided, however, that SCA will remain primarily liable for the performance of such Scanning Services and all other obligations hereunder. Subject to the foregoing this Agreement is binding upon and will inure to the benefit of a party and its successors and assigns.

          11.5 This Agreement may not be modified, nor may any of its provisions be waived, except by an instrument signed by the party against whom such modification or

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waiver is to be enforced. Neither party's failure to exercise any of its rights hereunder shall constitute or be deemed a waiver or forfeiture of such rights.

          11.6 This Agreement, including all Exhibits hereto, which are incorporated herein b reference, embodies the entire agreement and understanding between Restrac and SCA with respect to the subject matter hereof and supersedes any prior agreements and understandings between the parties hereto.

          11.7 If any provision of this Agreement shall be otherwise unlawful. void, or for an reason unenforceable, then that provision shall be enforced to the maximum extent permissible so as to effect the intent of the parties. In either case, the remainder of this Agreement shall continue in full force and effect.

          11.8 Neither party shall be held responsible to the other for any failure to perform any of its obligations under this Agreement due to a natural catastrophe or other act of God, act of the other party, act of civil or military authority, government priority. or strike. In the event of any such delay, the date of delivery or performance shall be extended for a period equal to the time lost by reason of the delay.

          11.9 The headings of the articles and sections used in this Agreement are included for convenience only and are not to be used in construing or interpreting this Agreement.


          11.10 This Agreement shall be governed by and construed in accordance with the laws of Massachusetts and the United States of America.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on their behalf by their duly authorized officers as of the date set forth above.

ScanCenters of America, L.P.                Restrac, Inc.
By: Stephen L. Watson                       By: Cynthia G. Eades
Title: President                            Title: Chief Financial Officer

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